SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 14, 2009
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02       Termination of a Material Definitive Contract.

On December 14, 2009, Massachusetts Biological Laboratories (“MBL”) delivered to Akorn, Inc. (“Akorn”) a ninety-day notice of termination of the existing distribution agreement between the parties. MBL is the manufacturer of Tetanus Diphtheria (“Td”) vaccine marketed and distributed by Akorn.

On December 18, 2009, Akorn issued a press release announcing that its existing distribution agreement for the marketing and distribution of its Td vaccine will be terminating effective March 14, 2010.

Item 7.01           Regulation FD Disclosure.

The information in this report, including the exhibit hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press release issued by Akorn, Inc., dated December 18, 2009, announcing the termination, effective March 14, 2010, of its distribution agreement for the marketing and distribution of its Td vaccine.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:	December 18, 2009